The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Filed Pursuant Rule 424(b)(5)

Registration No. 333-226988

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus dated August 30, 2018)	SUBJECT TO COMPLETION, DATED APRIL 2, 2019

                           Shares

Common Stock

We are offering on a “best efforts” basis                              shares of our common stock, $0.001 par value per share, in this offering.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ADXS.” On April 1, 2019, the last reported sale price of our common stock on the Nasdaq Global Select Market was $6.51 per share. During the twelve calendar months immediately prior to and including the date of this prospectus supplement, we have not sold any shares of Common Stock pursuant to General Instruction I.B.6. of Form S-3.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to Advaxis (before expenses)	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page S-19 of this prospectus supplement for a description of the compensation payable to the underwriters.

This offering is being completed on a “best efforts” basis and the underwriters have no obligation to buy any shares of common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of shares.

Delivery of the shares of common stock is expected to be made on or about            , 2019.

A.G.P.

Prospectus Supplement dated              , 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or therein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, and the underwriters are soliciting offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement to “we,” “us,” “our,” “Advaxis,” the “Company” and similar designations refer to Advaxis, Inc. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain trademarks, service marks and trade names of Advaxis, Inc., including our name and logo. Other trademarks, service marks and trade names referred to in this prospectus supplement or the accompanying prospectus or the information incorporated by reference herein and therein are the property of their respective owners.

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SPECIAL CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned discovery and development of drug candidates, the strength and breadth of our intellectual property, our ongoing and planned preclinical studies and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, the degree of clinical utility of our product candidates, particularly in specific patient populations, expectations regarding clinical trial data, our results of operations, financial condition, liquidity, prospects, growth and strategies, the length of time that we will be able to continue to fund our operating expenses and capital expenditures, our expected financing needs and sources of financing, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus supplement. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus supplement, they may not be predictive of results or developments in future periods.

Some of the factors that we believe could cause actual results to differ from those anticipated or predicted include:

●	the success and timing of our clinical trials, including patient accrual;
●	our ability to obtain and maintain regulatory approval and/or reimbursement of our product candidates for marketing;
●	our ability to obtain the appropriate labeling of our products under any regulatory approval;
●	our plans to develop and commercialize our products;
●	the successful development and implementation of our sales and marketing campaigns;
●	the change of key scientific or management personnel;
●	the size and growth of the potential markets for our product candidates and our ability to serve those markets;
●	our ability to successfully compete in the potential markets for our product candidates, if commercialized;
●	regulatory developments in the United States and other countries;
●	the rate and degree of market acceptance of any of our product candidates;
●	new products, product candidates or new uses for existing products or technologies introduced or announced by our competitors and the timing of these introductions or announcements;
●	market conditions in the pharmaceutical and biotechnology sectors;
●	our available cash;
●	our intended use of the net proceeds from this offering;
●	the impact of the reverse stock split on the market price of our common stock;
●	any stockholder dilution that will result from this offering and that may result from future capital raising efforts and the exercise or conversion, as applicable, of our outstanding options and warrants;
●	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;
●	our ability to obtain additional funding;
●	our ability to obtain and maintain intellectual property protection for our product candidates;
●	the success and timing of our preclinical studies including IND enabling studies;
●	the ability of our product candidates to successfully perform in clinical trials and to resolve any clinical holds that may occur;
●	our ability to obtain and maintain approval of our product candidates for trial initiation;

ii

●	our ability to manufacture and the performance of third-party manufacturers
●	our ability to identify license and collaboration partners and to maintain existing relationships;
●	the performance of our clinical research organizations, clinical trial sponsors, clinical trial investigators and collaboration partners for any clinical trials we conduct; and
●	our ability to successfully implement our strategy.

Any forward-looking statements that we make in this prospectus supplement speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus supplement. You should also read carefully the factors described in the “Risk Factors” section of this prospectus supplement and our Annual Report on Form 10-K for the year ended October 31, 2018, as filed with the SEC on January 11, 2019, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate.

This prospectus supplement includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third-parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the ‘‘Risk Factors’’ section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Our Business

We are a late-stage biotechnology company focused on the discovery, development and commercialization of proprietary Listeria monocytogenes (“Lm”) based antigen delivery products. We are using our Lm platform directed against tumor-specific targets in order to engage the patient’s immune system to destroy tumor cells. Through a license from the University of Pennsylvania, we have exclusive access to this proprietary formulation of attenuated Lm called Lm TechnologyTM. Our proprietary approach is designed to deploy a unique mechanism of action that redirects the immune system to attack cancer in three distinct ways:

●	Alerting and training the immune system by activating multiple pathways in antigen-presenting cells (“APCs”) with the equivalent of multiple adjuvants;

●	Attacking the tumor by generating a strong, cancer-specific T cell response; and

●	Breaking down tumor protection through suppression of the protective cells in the tumor microenvironment (“TME”) that shields the tumor from the immune system. This enables the activated T cells to begin working to attack the tumor cells.

Our proprietary Lm platform technology has demonstrated clinical activity in several of its programs and has been dosed in over 470 patients across multiple clinical trials and in various tumor types. We believe that Lm Technology immunotherapies can complement and address significant unmet needs in the current oncology treatment landscape. Specifically, we believe our product candidates have the potential to work synergistically with other immunotherapies, including checkpoint inhibitors, while, to date, having a generally predictable and manageable safety profile, consisting mostly of mild to moderate flu-like symptoms that have been transient and associated with infusion.

The Advaxis Corporate Strategy

Our strategy is to advance the Lm Technology platform and leverage its unique capabilities to design and develop an array of cancer treatments. We are currently conducting or planning clinical studies of Lm Technology immunotherapies in HPV-associated cancers (including cervical and head and neck), prostate cancer, non-small cell lung cancer and microsatellite stable colorectal cancer. We are working with, or are in the process of identifying, collaborators for many of these programs.

Moving forward, we expect that we will continue to invest in our core clinical program areas and will also remain opportunistic in evaluating Investigator Sponsored Trials (“ISTs”) as well as licensing opportunities. The Lm Technology platform is protected by a range of patents, covering both product and process, some of which we believe can be maintained into 2039.

S-1

Clinical Pipeline

HPV-Related Cancers: Proof of Concept of Lm Technology

We are developing therapies for HPV-related cancers using axalimogene filolisbac (AXAL). Axalimogene filolisbac is an Lm–based antigen delivery product directed against HPV and designed to target cells expressing HPV. Axalimogene filolisbac is currently under investigation, or being considered, in two HPV-associated cancers: cervical cancer and head and neck cancer, either as a monotherapy or in combination. We have also completed clinical studies of axalimogene filolisbac for the treatment of anal cancer and non-squamous carcinoma of the cervix. While we have decided at this time not to pursue further studies in anal cancer and non-squamous carcinoma of the cervix , we remain opportunistic about ISTs and licensing opportunities in these tumor types.

Cervical Cancer: Axalimogene Filolisbac

HPV is the most common viral infection of the reproductive tract and is the cause of a range of conditions in both females and males. In women, persistent infection with specific oncogenic types of HPV (most frequently alpha7 and alpha9 families) may lead to precancerous lesions which, if untreated, may progress to cervical cancer. There are approximately 527,000 new cases of cervical cancer caused by HPV worldwide every year, and 12,000 new cases in the U.S. alone, according to the World Health Organization (“WHO”) Human Papillomavirus and Related Cancers in the World Summary Report 2017. There are approximately 4,250 deaths from cervical cancer each year according to the National Institutes of Health. Current preventative HPV vaccines such as Gardasil® and Cervarix® cannot treat or protect the large population of adults already infected with the virus, leaving several generations of women vulnerable. Furthermore, challenges with acceptance, accessibility, and compliance have resulted in suboptimal vaccination rates, with approximately 50% of young women and 38% of young men being fully vaccinated in the United States, according to statistics published by the Centers for Disease Control in 2017. Vaccination rates are even lower in other countries around the world.

Ongoing Registrational and Phase 3 Study: Axalimogene Filolisbac

Women who are diagnosed with high risk, locally-advanced carcinoma of the cervix (“HRLACC”) face a higher chance that their cancer may recur following initial treatment when compared to earlier stages of the disease. When cervical cancer recurs, there are very few treatment options and the prognosis is dire. To address this unmet need, in 2016 we reached an agreement with the FDA, under its Special Protocol Assessment (“SPA”) process, for a Phase 3 trial evaluating axalimogene filolisbac in patients with HRLACC (“AIM2CERV” or “Advaxis Immunotherapy 2 Prevent Cervical Recurrence”) to be conducted in collaboration with the GOG/NRG Oncology.

S-2

AIM2CERV is a double-blind, randomized, placebo-controlled, Phase 3 trial of adjuvant axalimogene filolisbac following primary chemoradiation treatment of women with HRLACC. The primary objective of AIM2CERV is to compare the disease free survival of axalimogene filolisbac to placebo administered in the adjuvant setting following standard concurrent chemotherapy and radiotherapy (“CCRT”) administered with curative intent to patients with HRLACC. Secondary endpoints include examining overall survival and safety. Our goal is to develop a treatment to prevent or reduce the risk of cervical cancer recurrence after primary, standard of care treatment in women who are at high risk of recurrence. The current trial design has a planned sample size of 450 subjects to maintain adequate statistical power over a broader range of survival outcomes. In late 2018, we submitted a request to FDA to accelerate the interim analysis (IA) timeline and establish a more stringent futility and efficacy boundary. In January 2019, we announced that we received notice from FDA that they were placing a partial clinical hold on AIM2CERV. FDA’s communication stated that the partial hold relates to their requests for additional information pertaining to certain AXAL chemistry, manufacturing and controls (CMC) matters. The Agency did not cite any safety issues related to the trial and all currently enrolled patients will continue to receive treatment, per the trial protocol. However, no new patients can enroll in AIM2CERV until resolution of this partial hold. We have submitted our initial response to their requests for additional CMC data and are currently in discussions with the Agency. In parallel, we are also in discussions with the Agency regarding our earlier IA request. We are working diligently to come to a resolution on both of these items.

Head and Neck Cancer

Squamous Cell Carcinoma of the Head and Neck (“SCCHN”) is the most frequently occurring malignant tumor of the head and neck and is a major cause of morbidity and mortality worldwide. More than 90% of SCCHNs originate from the mucosal linings of the oral cavity, pharynx, or larynx and 70% of these cancers are caused by HPV. According to the American Cancer Society, head and neck cancer accounts for about 3% of all cancers in the United States. But while the Pap smear and other HPV tests have reduced rates of cervical cancer, rates of oral cavity and pharynx cancer are growing, with 51,540 new cases projected to be diagnosed in the United Stated in 2018 according to the Surveillance, Epidemiology, and End Results (“SEER”) database.

A study published in the Annals of Internal Medicine found that approximately 12% of U.S. men and 3% of women were actively infected with oral HPV between 2011 and 2014. That totals 11 million men and 3 million women who are at risk for developing SCCHN. SCCHN is typically asymptomatic until it has metastasized, and screening options do not exist. The only way to prevent infection is the HPV vaccine, but compliance has been low to date. Another challenge is that preventative vaccines cannot protect those already infected or older than 26, leaving several generations of Americans vulnerable to SCCHN with no way of knowing if cancer is silently growing.

We conducted a clinical trial in collaboration with MedImmune to collaborate on a Phase 1/2, open-label, multicenter, two part trial to evaluate safety and efficacy of axalimogene filolisbac, in combination with durvalumab (MEDI4736), for patients with metastatic squamous or non-squamous carcinoma of the cervix and metastatic HPV-associated SCCHN. Part 1 of this trial is complete and we and MedImmune have decided to not continue further enrollment into the expansion phases of this study.

We plan to initiate an investigator-sponsored trial with a major research center in head and neck cancer in 2019. Axalimogene filolisbac has received FDA orphan drug designation for HPV-associated head and neck cancer.

Prostate Cancer (ADXS-PSA)

According to the American Cancer Society, prostate cancer is the second most common type of cancer found in American men and is the second leading cause of cancer death in men, behind only lung cancer. More than 160,000 men are estimated to be diagnosed with prostate cancer in 2018, with approximately 30,000 deaths each year. Unfortunately, in about 10 – 20% of cases, men with prostate cancer will go on to develop castration-resistant prostate cancer (“CRPC”), which refers to prostate cancer that progresses despite androgen deprivation therapy. Metastatic CRPC (“mCRPC”) occurs when the cancer spreads to other parts of the body and there is a rising prostate-specific antigen (“PSA”) level. This stage of prostate cancer is associated with deterioration in quality of life, and has few therapeutic options available.

According to a data review published by MD Anderson Cancer Center in 2016, checkpoint inhibitor monotherapy has not shown significant activity in mCRPC to date. The authors hypothesize that may be due to the inability of the checkpoint inhibitor to infiltrate the tumor microenvironment, and that combination therapy with agents that induce T cell infiltration within the tumor may improve performance of checkpoints in prostate cancer. Data from the Keynote-199 trial in bone predominant-mCRPC patients treated with KEYTRUDA® (pembrolizumab) was presented at the 2018 ASCO Annual Meeting. In this trial, only 4 out of 60 patients (7%) had decrease PSA post-baseline, with only 1 case that was ≥50%. The total SD/disease stabilization rate was 37%.

S-3

Lm Technology constructs have been shown by multiple labs to reduce number and suppressive function of Tregs and MDSCs in the tumor microenvironment and cause the destruction of Tregs in the TME as soon as five days after dosing in models. This reduction of immune suppression in the tumors has been attributed to our proprietary tLLO-fusion peptides expressed by multiple copies of the plasmids in each bacteria. We feel that the combination of ADXS-PSA, our immunotherapy designed to target the PSA antigen, with a checkpoint inhibitor may provide an alternative treatment option for patients with mCRPC. Clinical benefit in prostate cancer could be a significant value creator to expand the Lm Technology platform into the prostate cancer market.

We have entered into a clinical trial collaboration and supply agreement with Merck to evaluate the safety and efficacy of ADXS-PSA as monotherapy and in combination with KEYTRUDA®, Merck’s anti PD-1 antibody, in a Phase 1/2, open-label, multicenter, dose determination and expansion trial in patients with previously treated metastatic, castration-resistant prostate cancer (Keynote-046). ADXS-PSA was tested alone or in combination with KEYTRUDA in an advanced and heavily pretreated patient population who had progressed on androgen deprivation therapy. A total of 13 and 37 patients were evaluated on monotherapy and combination therapy, respectively. For the ADXS-PSA monotherapy dose escalation and determination portion of the trial, cohorts were started at a dose of 1 x 109 cfu (n=7) and successfully escalated to higher dose levels of 5x109 cfu (n=3) and 1x1010 cfu (n=3) without achieving a maximum tolerated dose. Treatment emergent adverse events noted at these higher dose levels were generally consistent with those observed at the lower dose level (1 x 109 cfu) other than a higher occurrence rate of Grade 2/3 hypotension. The ADXS-PSA monotherapy dose-determination phase of the trial has been completed. The Recommended Phase II Dose (RP2D) of ADXS-PSA monotherapy was determined to be 1x 109 cfu based on a review of the totality of the clinical data. This dose was used in combination with 200mg of pembrolizumab in a cohort of six patients to evaluate the safety of the combination before moving into an expanded cohort of patients. The safety of the combination was confirmed and enrollment in the expansion cohort phase was initiated. Enrollment in this phase of the trial (n = 37) was completed in January 2017.

Data of this study in mCRPC patients treated with ADXS-PSA monotherapy (Part A) and in combination with pembrolizumab (Part B) were presented at the American Society of Clinical Oncology (ASCO) Annual Meeting in June 2018 and then further reported with updated data on April 1, 2019 at the American Association of Cancer Research (AACR) Annual Meeting. At entry, Part A and Part B patients were similar in age (~70 yrs), Gleason score (~8.3), absence of visceral metastases (71% vs. 70%) and prior abiraterone use. Part B patients had higher median baseline PSA values (40.6 vs. 20.8 ng/ml), and more prior enzalutamide (53% vs. 26%) and chemotherapy (49% vs. 36%) use versus Part A patients. A total of 49 patients (98%) experienced treatment-related adverse events (TRAE), mainly chills, fever, nausea and hypotension. Five Part A and 13 Part B patients had grade 3-4 events: fatigue, hypotension, hypertension, anemia. Treatment-related adverse events (TRAEs) were mostly mild or moderate constitutional symptoms such as fever, chills, rigors, hypotension, nausea and fatigue, consistent with immune activation and manageable with standard care. One patient in the monotherapy arm was discontinued from the study due to a grade 4 TRAE related to cytokine release, which resolved within 24 hours using medical management. Overall, two Part A (14%) v 16 Part B patients (43%) had a decreased PSA post-baseline. Of these, six Part B (22%) versus 0 Part A patients achieved a PSA reduction ≥50% from baseline. Part B patients had higher rates (56.8%) of stable disease/disease stabilization than Part A patients (38.5%). Part B patients had higher rates (27%) of stable disease than monotherapy patients (7.7%). In all treated patients, an improvement in survival was observed in Part B patients with ≥ 50% PSA declines from baseline versus those with < 50% PSA declines. As of the data cutoff date of February 1, 2019, survival benefit was seen regardless of PSA decline or prior treatment with chemotherapy and/or next-generation hormonal agents and median overall survival was 21 months (95%CI 17.4-NR) in the combination arm. Correlative immune analyses show T-cell responses against PSA in 75% of subjects in the combination arm and antigen spreading in 85% of subjects in the combination arm. In this population of heavily pretreated mCRPC patients, ADXS-PSA + pembrolizumab had a manageable safety profile (mostly grade 1-2 TRAEs) and showed a greater level of activity compared to monotherapy.

Personalized Neoantigen-Directed Therapies (ADXS-NEO)

ADXS-NEO is an individualized Lm Technology antigen delivery product developed using whole-exome sequencing of a patient’s tumor to identify neoantigens. ADXS-NEO is designed to work by presenting a large payload of neoantigens directly into dendritic cells within the patient’s immune system and stimulating a T cell response against cancerous cells.

S-4

The FDA has allowed the IND application of ADXS-NEO and in June 2018, we announced the commencement of a Phase 1 trial with the dosing of the first patient with ADXS-NEO. ADXS-NEO is being evaluated in an open-label, dose-escalation, multicenter clinical trial in the United States. The study is open to patients with metastatic non-small cell lung cancer (NSCLC), metastatic microsatellite stable colon cancer and metastatic squamous head and neck cancer. The study had been in development in collaboration with Amgen until December 2018, when Amgen provided us with a notice of termination of their existing collaboration. We provided an update on this program in March 2019 and disclosed that four patients have been evaluated across two dose levels. Dose level one (1X109 CFU) was determined to be above the maximum tolerated dose, dose level -1 (1X108 CFU) has been safe and well tolerated in two patients treated to date. Notable observations across both dose levels have been rapid neoantigen-specific CD8+ T cell generation, as well as evidence of antigen spreading and T cell trafficking into the tumor microenvironment.

Disease Focused Hotspot/Off-the-Shelf Neoantigen Therapies (ADXS-HOT)

We have created a new group of immunotherapy constructs for major cancers that combines our optimized Lm Technology vector with promising targets to generate potent anti-cancer immunity. The ADXS-HOT program is a series of novel cancer immunotherapies that target somatic mutations (“hotspots”), cancer testis antigens (“CTAs”) and oncofetal antigens (“OFAs”). These three types of targets form the basis of the ADXS-HOT program because they are designed to be more capable of generating potent, tumor specific, and high strength killer T cells, versus more traditional over-expressed native sequence TAAs. Most hotspot mutations and OFA/CTA proteins play critical roles in oncogenesis; targeting both at once could significantly impair cancer proliferation. The ADXS-HOT products combine many of the potential high avidity targets that are expressed in all patients with the target disease into one “off-the-shelf”, ready to administer treatment. The ADXS-HOT technology has a strong Intellectual Property (“IP”) position, with potential protection into 2039, and an IP filing strategy providing for broad coverage opportunities across multiple disease platforms and combination therapies.

In July 2018, we announced that the U.S. Food and Drug Administration (FDA) allowed our IND application for our ADXS-HOT drug candidate for non-small cell lung cancer (NSCLC). In February 2019, we announced that the first patient has been enrolled into the study. We anticipate an early readout of safety, tolerability and immune correlative data from the first cohort in mid-2019. In addition, we plan to file additional ADXS-HOT INDs in 2019, in prostate and bladder cancers.

Other Lm Technology Products

HER2 Expressing Solid Tumors

HER2 is overexpressed in a percentage of solid tumors including osteosarcoma. According to published literature, up to 60% of osteosarcomas are HER2 positive, and this overexpression is associated with poor outcomes for patients. ADXS-HER2 is an Lm Technology antigen delivery product candidate designed to target HER2 expressing solid tumors including human and canine osteosarcoma. ADXS-HER2 has received FDA and EMA orphan drug designation for osteosarcoma and has received Fast Track designation from the FDA for patients with newly-diagnosed, non-metastatic, surgically-resectable osteosarcoma.

In September 2018, we announced that we had granted a license to OS Therapies, LLC (“OS Therapies”) for the use of ADXS31-164, also known as ADXS-HER2, for evaluation in the treatment of osteosarcoma in humans. Under the terms of the license agreement, OS Therapies, in collaboration with the Children’s Oncology Group (COG), will be responsible for the conduct and funding of a clinical study evaluating ADXS-HER2 in recurrent, completely resected osteosarcoma. Pursuant to the agreement, we are to receive an upfront payment, reimbursement for product supply and other support, clinical, regulatory, and sales-based milestone payments, and royalties on future product sales. Additional details of the financial terms have not been disclosed.

Canine Osteosarcoma

On March 19, 2014, we entered into a definitive Exclusive License Agreement (the “Aratana Agreement”) with Aratana Therapeutics, Inc. (“Aratana”), where we granted Aratana an exclusive, worldwide, royalty-bearing license, with the right to sublicense, certain of our proprietary technology that enables Aratana to develop and commercialize animal health products that will be targeted for treatment of osteosarcoma and other cancer indications in animals. A product license request was filed by Aratana for ADXS-HER2 (also known as AT-014 by Aratana) for the treatment of canine osteosarcoma with the United States Department of Agriculture (“USDA”). Aratana received communication in December 2017 that the USDA granted Aratana conditional licensure for AT-014 for the treatment of dogs diagnosed with osteosarcoma, one year of age or older. Aratana is currently conducting an extended field study which is a requirement for full USDA licensure.

S-5

Under the terms of the Aratana Agreement, Aratana paid an upfront payment to us in the amount of $1,000,000 upon signing of the Aratana Agreement. Aratana will also pay us: (a) up to $36.5 million based on the achievement of milestone relating to the advancement of products through the approval process with the USDA in the United States and the relevant regulatory authorities in the European Union (“E.U.”) in all four therapeutic areas and up to an additional $15 million in cumulative sales milestones based on achievement of gross sales revenue targets for sales of any and all products for use in non-human animal health applications (the “Aratana Field”) (regardless of therapeutic area), and (b) tiered royalties starting at 5% and going up to 10%, which will be paid based on net sales of any and all products (regardless of therapeutic area) in the Aratana Field in the United States. Royalties for sales of products outside of the United States will be paid at a rate equal to half of the royalty rate payable by Aratana on net sales of products in the United States (starting at 2.5% and going up to 5%). Royalties will be payable on a product-by-product and country-by-country basis from first commercial sale of a product in a country until the later of (a) the 10th anniversary of first commercial sale of such product by Aratana, its affiliates or sub licensees in such country or (b) the expiration of the last-to-expire valid claim of our patents or joint patents claiming or covering the composition of matter, formulation or method of use of such product in such country. Aratana will also pay us 50% of all sublicense royalties received by Aratana and its affiliates. In fiscal year 2018, we received approximately $3,000 in royalty revenue from Aratana.

Recent Developments

Reverse Stock Split

On March 29, 2019, following receipt of the requisite stockholder approval at our annual meeting, we amended our restated certificate of incorporation to affect a 15-for-1 reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of common stock. The Reverse Stock Split had the effect of reducing the number of outstanding shares from 82,604,764 to 5,506,984. Unless otherwise indicated, per share amounts, stock option and warrant exercise prices and numbers of shares in this prospectus supplement have been adjusted to reflect the effects of the Reverse Stock Split.

In addition to affecting the number of outstanding shares, the Reverse Stock Split had the effect of causing each outstanding Warrant to purchase one share of Common Stock for $4.50 to be adjusted to entitle the holder to purchase one-fifteenth of a share of Common Stock for $0.30.

Warrant Exchange

On March 14, 2019, we entered into private exchange agreements (the “Exchange Agreements”) with certain holders of warrants issued in connection with our September 2018 public offering of common stock and warrants (the “Warrants”). The Warrants that were exchanged originally provided for the purchase of up to an aggregate of 856,865 shares of our common stock at an exercise price of $22.50, with an expiration date of September 11, 2024. Pursuant to the Exchange Agreements, on March 15, 2019, we issued 856,865 shares of common stock to the holders in exchange for such Warrants on a 1:1 basis (the “Warrant Exchanges”). No additional shares of our common stock were issued in connection with the exchanges on a fully diluted basis. The Warrant Exchanges caused the exercise price of the warrants that were not exchanged to be reduced from $1.50 to $0.30.

Authorized Share Increase

On February 28, 2019, following receipt of the requisite stockholder approval at our annual meeting, we amended our restated certificate of incorporation to increase the number of authorized shares that could be issued pursuant thereto from 95,000,000 to 170,000,000.

Company Information

We were originally incorporated in the State of Colorado on June 5, 1987 under the name Great Expectations, Inc. We were a publicly-traded “shell” company without any business until November 12, 2004 when we acquired Advaxis, Inc., a Delaware corporation, through a Share Exchange and Reorganization Agreement, dated as of August 25, 2004, which we refer to as the Share Exchange, by and among Advaxis, the stockholders of Advaxis and us. As a result of the Share Exchange, Advaxis became our wholly-owned subsidiary and our sole operating company. On December 23, 2004, we amended and restated our articles of incorporation and changed our name to Advaxis, Inc. On June 6, 2006, our stockholders approved the reincorporation of our company from Colorado to Delaware by merging the Colorado entity into our wholly-owned Delaware subsidiary. Our date of inception, for financial statement purposes, is March 1, 2002 and we were uplisted to Nasdaq in 2013.

Our principal executive offices are located at 305 College Road East, Princeton, New Jersey 08540 and our telephone number is (609) 452-9813. We maintain a corporate website at www.advaxis.com which contains descriptions of our technology, our product candidates and the development status of each drug. We are not including the information on our website as a part of, nor incorporating it by reference into, this prospectus supplement or the accompanying prospectus. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

S-6

The Offering

Common stock offered by us	shares

Common stock to be outstanding immediately after the offering	shares

Use of proceeds	We expect to use the net proceeds from this offering to fund our continued research and development initiatives in connection with our product pipeline including, but not limited to (i) investment in our ADXS- HOT program in both monotherapy and combination therapy and new cancer types; (ii) investment in ongoing clinical research in ADXS-PSA and ADXS-NEO, in combination therapy; and (iii) general corporate purposes. See “Use of Proceeds” beginning on page S-12 of this prospectus supplement.”

Best Efforts	We have agreed to issue and sell the shares of common stock offered hereby to the public through the underwriters, and the underwriters have agreed to offer and sell such shares on a “best efforts” basis. The underwriters are not required to sell any specific number or dollar amount of the shares of common stock offered hereby, but will use their best efforts to sell such securities. See “Underwriting” on page S-19 of this prospectus supplement.

Risk factors	Your investment in shares of our common stock involves substantial risks. You should consider the matters referred to under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

Nasdaq Global Select Market symbol	Our common stock is listed on the Nasdaq Global Select Market under the symbol “ADXS.”

Outstanding Shares

The number of shares of common stock to be outstanding immediately after the offering is based on 5,505,815 shares of common stock outstanding as January 31, 2019, as adjusted to give effect to (i) the issuance of 856,865 shares of common stock pursuant to the Warrant Exchanges and (ii) the Reverse Stock Split. The adjusted number of shares outstanding as of January 31, 2019 excludes:

●	944,636 shares of our common stock reserved for issuance upon the exercise of outstanding warrants at a weighted average exercise price of $22.50 per share;
●	20,258 shares of our common stock reserved for issuance upon settlement of restricted stock units;
●	402,115 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $101.70 per share; and
●	37,184 shares of our common stock reserved for future awards under our 2015 Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes:

●	The issuance of 856,865 shares of our common stock on March 15, 2019 pursuant to the Warrant Exchanges; and
●	no exercise or forfeiture of the outstanding options or remaining warrants or settlement of restricted stock units after January 31, 2019.

S-7

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended October 31, 2018, as filed with the SEC on January 11, 2019, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

Our stock price can be volatile, which increases the risk of litigation, and may result in a significant decline in the value of your investment.

The trading price of our common stock is likely to be highly volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. These factors include, but are not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;
●	changes in the market valuations, stock market prices and trading volumes of similar companies;
●	actual or anticipated changes in our net loss or fluctuations in our operating results or in the expectations of securities analysts;
●	the issuance of new equity securities pursuant to a future offering, including potential issuances of preferred stock;
●	general economic conditions and trends;
●	positive and negative events relating to healthcare and the overall pharmaceutical and biotech sector;
●	major catastrophic events;
●	sales of large blocks of our stock;
●	additions or departures of key personnel;
●	changes in the regulatory status of our immunotherapies, including results of our pre-clinical and clinical trials;
●	positive and negative changes in relationships with partners;
●	events affecting the University of Pennsylvania or any of our other current or future collaborators;
●	announcements of new products or technologies, commercial relationships or other events by us or our competitors;
●	regulatory developments in the United States and other countries;
●	failure of our common stock or warrants to be listed or quoted on the Nasdaq Stock Market, NYSE Amex Equities or other national market system;
●	changes in accounting principles; and
●	discussion of us or our stock price by the financial and scientific press and in online investor communities.

In addition, equity markets in general, and the market for biotechnology and life sciences companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. These broad market and industry factors may materially affect the market price of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Due to the volatility of our stock price, we have been and may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s in the future attention and resources from our business.

S-8

If our former warrant holders resell the shares of our common stock they received in the Warrant Exchanges, it may have an adverse effect on the market price of our shares of common stock.

On March 14, 2019, we entered into the Warrant Exchanges. In the Warrant Exchanges, we issued 856,865 shares of our common stock. Following the Warrant Exchanges, the holders of shares of our common stock issued in the Warrant Exchanges, who are not affiliates of ours (and who have not been affiliates of ours within three months preceding a proposed sale) may resell those shares without restriction under the Federal securities laws. If former warrant holders who received shares of our common stock in the Warrant Exchanges choose to sell such shares, the presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock.

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

In connection with this offering, we and our directors and executive officers have entered into lock-up agreements for a period of 90 days, respectively, following this offering (which period may be extended under certain circumstances). We and our directors and executive officers may be released from lock-up prior to the expiration of the lock-up period at the sole discretion of the representative of the underwriters. See “Underwriting” beginning on page S-19 of this prospectus supplement and “Plan of Distribution” in the accompanying prospectus. Upon expiration or earlier release of the lock-up, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.

Future issuances of common stock could further depress the market for our common stock. We expect to continue to incur drug development and selling, general and administrative costs, and to satisfy our funding requirements, we will need to sell additional equity securities, which may include sales of significant amounts of common stock to strategic investors, and which common stock may be subject to registration rights and warrants with anti-dilutive protective provisions. The sale or the proposed sale of substantial amounts of our common stock or other equity securities in the public markets or in private transactions may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, new equity securities issued may have greater rights, preferences or privileges than our existing common stock. In addition, we have a significant number of shares of restricted stock, restricted stock units, stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution.

If we make one or more significant acquisitions in which the consideration includes stock or other securities, our stockholders’ holdings may be significantly diluted. In addition, stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments upon the achievement of milestones.

We have broad discretion to use the net proceeds from this offering and our investment of these proceeds pending any such use may not yield a favorable return.

Our management has broad discretion as to how to spend the proceeds from this offering and may spend these proceeds in ways with which our stockholders may not agree. Pending any such uses, we plan to invest the net proceeds of this offering in short-term and long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. See “Use of Proceeds.”

If you purchase shares of common stock in this offering, you will suffer immediate dilution in the book value of your shares.

The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution. If you purchase shares in this offering, you will experience immediate dilution of $                     per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

We do not intend to pay cash dividends.

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. Any future determination as to the payment of cash dividends on our common stock will be at our Board of Directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our Board of Directors considers to be relevant.

S-9

Certain anti-takeover provisions in our charter documents and Delaware law could make a third-party acquisition of us difficult. This could limit the price investors might be willing to pay in the future for our common stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, or control us. These factors could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Our amended and restated certificate of incorporation allows us to issue preferred stock without the approval of our stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock. Our amended and restated bylaws also provide our board of directors with the ability to alter such bylaws without stockholder approval. Any of these provisions could also have the effect of delaying or preventing a change in control.

This offering is being conducted on a “best efforts” basis.

The underwriters are offering the shares on a “best efforts” basis, and the underwriters are under no obligation to purchase any shares for their own account. The underwriters are not required to sell any specific number or dollar amount of shares of common stock in this offering but will use their best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Risks Related to Our Business

Even if this offering is successful, we expect that we will need to raise additional funding to complete the development and commercialization of our product candidates. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit, or terminate our product development efforts or other operations.

We estimate that our current cash, cash equivalents and investments, along with the net proceeds from this offering, will be sufficient for us to fund our operating expenses and capital expenditure requirements through the end of 2019. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. In addition, the expected net proceeds of this offering will not be sufficient for us to fund any of our product candidates through regulatory approval, and we will need to raise substantial additional capital to complete the development and commercialization of our product candidates. We will continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Adequate additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed, as a result of insufficient authorized shares or otherwise, could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

If we are unable to establish or manage strategic collaborations in the future, our revenue and drug development may be limited.

Our strategy includes eventual substantial reliance upon strategic collaborations for marketing and commercialization of our clinical product candidates, and we rely on strategic collaborations for research, development, marketing and commercialization for some of our immunotherapies. To date, we have been heavily reliant upon third party outsourcing for our clinical trials execution and production of drug supplies for use in clinical trials.

Establishing strategic collaborations is difficult and time-consuming. Our discussions with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. For example, potential collaborators may reject collaborations based upon their assessment of our financial, clinical, regulatory or intellectual property position. Our current collaborations, as well as any future new collaborations, may never result in the successful development or commercialization of our immunotherapies or the generation of sales revenue. To the extent that we have entered or will enter into co-promotion or other collaborative arrangements, our product revenues are likely to be lower than if we directly marketed and sold any products that we may develop.

Management of our relationships with our collaborators will require:

●	significant time and effort from our management team;
●	financial funding to support said collaboration;
●	coordination of our research and development programs with the research and development priorities of our collaborators; and
●	effective allocation of our resources to multiple projects.

S-10

If we continue to enter into research and development collaborations, our success will in part depend on the performance of our corporate collaborators. We will not directly control the amount or timing of resources devoted by our corporate collaborators to activities related to our immunotherapies. Our corporate collaborators may not commit sufficient resources to our research and development programs or the commercialization, marketing or distribution of our immunotherapies. If any corporate collaborator fails to commit sufficient resources, our preclinical or clinical development programs related to this collaboration could be delayed or terminated. Also, our collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. If we fail to make required milestone or royalty payments to our collaborators or to observe other obligations in our agreements with them, our collaborators may have the right to terminate those agreements. Additionally, our collaborators may seek to renegotiate agreements we have entered into, or may disagree with us about the terms and implementation of these agreements. If collaborators disagree with us about the terms or implementation of our agreements, we may face legal claims that may involve considerable expense and could negatively affect our financial results.

The recently enacted tax reform bill could adversely affect our business and financial condition.

The “Tax Cuts and Jobs Act,” or the TCJA, was enacted in 2017 and significantly amends the Internal Revenue Code of 1986, or the Code. The TCJA, among other things, reduces the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limits the tax deduction for interest expense to 30% of adjusted earnings (except for certain small businesses), limits the deduction for net operating losses to 80% of current year taxable income and eliminates net operating loss carrybacks, in each case, for losses generated after December 31, 2017 (though any such net operating losses may be carried forward indefinitely), and modifies or repeals many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions generally referred to as “orphan drugs”). We continue to examine the impact these changes may have on our business.

Our ability to use estimated net operating losses and research and development credits to offset future taxable income may be subject to certain limitations.

As of October 31, 2018, we had federal and state net operating loss carryforwards of $265.8 million and $129.2 million, respectively, which begin to expire in various amounts in 2023. As of October 31, 2018, we also had federal and state research and development tax credit carryforwards of $6.3 million and $0.6 million, respectively, which begin to expire in 2025. These net operating loss and tax credit carryforwards could expire unused and be unavailable to offset future income tax liabilities. In addition, in general, under Sections 382 and 383 of the Code a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses or tax credits, or NOLs or credits, to offset future taxable income or taxes. For these purposes, an ownership change generally occurs where the aggregate stock ownership of one or more stockholders or groups of stockholders who owns at least 5% of a corporation’s stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a specified testing period. Our existing NOLs or credits are subject to limitations arising from previous ownership changes, and if we undergo an ownership change in connection with or after this offering, our ability to utilize NOLs or credits could be further limited by Sections 382 and 383 of the Code. In addition, future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Sections 382 and 383 of the Code. Our NOLs or credits may also be impaired under state law. Accordingly, we may not be able to utilize a material portion of our NOLs or credits. Under the TCJA, net operating losses arising in taxable years beginning after December 31, 2017 will not be subject to expiration.

We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. We can face criminal liability and other serious consequences for violations which can harm our business.

We are subject to U.S. export control and economic sanctions laws and regulations and other restrictions on international trade. As such, we are required to export our technology, products, and services in compliance with those laws and regulations. If we export our technology, products, or services, the exports may require authorizations, including a license, a license exception or other appropriate government authorization. In addition, the United States and other governments and their agencies impose sanctions and embargoes on certain countries, their governments and designated parties, which may prohibit the export of certain technology, products, and services to such persons altogether.

S-11

We are also subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and possibly other state and national anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, third-party intermediaries, and other associated persons from authorizing, promising, offering, providing, soliciting, or accepting directly or indirectly, improper payments or benefits to or from any person whether in the public or private sector. We have direct or indirect interactions with officials and employees of government agencies. We can be held liable for the corrupt or other illegal activities of our employees, representatives, contractors, business partners, and agents, in violation of U.S. and applicable foreign anti-corruption, export, import, sanctions, or anti-money laundering laws and regulations, even if we do not explicitly authorize or have actual knowledge of such activities.

Any violation of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of shares of our common stock in this offering will be approximately $        million, after deducting the discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering to fund our continued research and development initiatives in connection with expanding our product pipeline including, but not limited to:

●	investment in our ADXS-HOT program in both monotherapy and combination therapy and new cancer types;

●	investment in ongoing clinical research in ADXS-PSA and ADXS-NEO, in combination therapy, and;

●	general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we currently have no specific agreements, commitments or understandings with respect to any acquisition or investment, we evaluate acquisition and investment opportunities and may engage in related discussions with other companies from time to time.

The timing and amounts of our actual expenditures will depend on several factors, including data results, progression of our clinical development programs as well as our joint collaborators. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending the uses described above, we will invest the net proceeds in short-term and long-term, investment grade, interest-bearing securities.

S-12

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

S-13

CAPITALIZATION

The following table sets forth our cash, cash equivalents and investments and capitalization as of January 31, 2019:

●	on an actual basis;

●	on a pro forma basis to reflect the Warrant Exchanges and the Reverse Stock Split; and

●	on a pro forma as adjusted basis to reflect (i) the Warrant Exchanges and the Reverse Stock Split and (ii) sale of the shares of common stock offered by us in this offering after deducting underwriting discounts and estimated offering expenses payable by us.

You should read this information together with our financial statements and the notes to those statements incorporated by reference into this prospectus supplement and the related prospectus.

January 31, 2019 (unaudited) (in thousands, except share and par value data)	Actual	Pro Forma	Pro Forma As Adjusted
Cash, cash equivalents and investments	$32,710	$32,710

Stockholders’ equity:
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized; 0 shares issued and outstanding actual, pro forma and pro forma as adjusted	—
Common stock, $0.001 par value per share, 170,000,000 shares authorized; 4,648,950 shares issued and outstanding, actual, 5,505,815 shares issued and outstanding, pro forma and shares issued and outstanding, pro forma as adjusted	5	6
Additional paid-in capital	392,335	392,334
Accumulated deficit	(354,840)	(354,840)
Total stockholders’ equity	37,500	37,500
Total capitalization	$37,500	$37,500

The number of shares of common stock to be outstanding immediately after the offering is based on 5,505,815 shares of common stock outstanding as January 31, 2019, as adjusted to give effect to (i) the issuance of 856,865 shares of common stock pursuant to the Warrant Exchanges and (ii) the Reverse Stock Split. The number of shares outstanding as of January 31, 2019 excludes:

●	944,636 shares of our common stock reserved for issuance upon the exercise of outstanding warrants at a weighted average exercise price of $22.50 per share;
●	20,258 shares of our common stock reserved for issuance upon settlement of restricted stock units;
●	402,115 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $101.70 per share; and
●	37,184 shares of our common stock reserved for future awards under our 2015 Incentive Plan.

S-14

DILUTION

Purchasers of the shares offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of the common stock they purchase. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of January 31, 2019. Our net tangible book value as of January 31, 2019 was approximately $32.5 million or $6.99 per share of our common stock.

Our pro forma net tangible book value as of January 31, 2019 was approximately $32.5 million, or $5.90 per share of our common stock. Pro forma net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of January 31, 2019, as adjusted to reflect the Warrant Exchanges and the Reverse Stock Split.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving further effect to (i) the Warrant Exchanges and the Reverse Stock Split and (ii) the sale of shares of common stock in this offering at the public offering price of $                     per share, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of January 31, 2019 would have been approximately $                     per share of common stock. This represents an immediate increase in net tangible book value of $                     per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $                          per share of common stock to purchasers in this offering.

The following table illustrates this per share dilution:

Public offering price per share		$
Historical net tangible book value per share as of January 31, 2019	$6.99
Pro forma reduction per share attributable to the Warrant Exchange and Reverse Stock Split	(1.09)
Pro forma net tangible book value per share as of January 31, 2019	5.90
Reduction in pro forma net tangible book value per share attributed to new investors purchasing shares from us in this offering
Pro forma as adjusted net tangible book value per share as of January 31, 2019 after giving effect this offering
Dilution per share to new investors participating in this offering		$

The number of shares of common stock to be outstanding immediately after the offering is based on 5,505,815 shares of common stock outstanding as January 31, 2019, as adjusted to give effect to (i) the issuance of 856,865 shares of common stock pursuant to the Warrant Exchanges and (ii) the Reverse Stock Split. The number of shares outstanding as of January 31, 2019 excludes:

●	944,636 shares of our common stock reserved for issuance upon the exercise of outstanding warrants at a weighted average exercise price of $22.50 per share;
●	20,258 shares of our common stock reserved for issuance upon settlement of restricted stock units;
●	402,115 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $101.70 per share; and
●	37,184 shares of our common stock reserved for future awards under our 2015 Incentive Plan.

To the extent that any options or warrants are forfeited or exercised, new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there will be further dilution to new investors.

S-15

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

●	a non-resident alien individual;
●	a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or
●	a foreign estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

●	insurance companies;
●	tax-exempt or governmental organizations;
●	financial institutions;
●	brokers or dealers in securities;
●	regulated investment companies;
●	pension plans;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;
●	persons deemed to sell our common stock under the constructive sale provisions of the Code;
●	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and
●	certain U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

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Distributions on Our Common Stock

Distributions, if any, on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;
●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
●	we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

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Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements—FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our common stock, although under recently proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

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UNDERWRITING

A.G.P./Alliance Global Partners is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement, dated         , 2019 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, up to the number of shares of common stock listed next to its name in the following table on a best efforts basis:

Number of Shares
Underwriter
A.G.P./Alliance Global Partners
Total

This offering is being completed on a “best efforts” basis and the underwriters have no obligation to buy any shares from us or to arrange for the purchase or sale of any specific number or dollar amount of shares. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof. The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriters may offer some of the shares of common stock to other securities dealers at such price less a concession of $                  per share. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a further supplement to this prospectus supplement.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (7%)	$	$
Proceeds, before expenses, to us	$	$

We have agreed to reimburse the underwriters at closing for legal and other expenses incurred by them in connection with the offering in an amount not to exceed $105,000.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

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Lock-Up Agreements. Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 90  days after the date of this prospectus supplement, without first obtaining the written consent of A.G.P./Alliance Global Partners. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, whether now owned or hereafter acquired or with respect to which such person has or later acquires the power of disposition, whether any such transaction is to be settled by delivery of our securities, in cash, or otherwise;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of common stock, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that, for a period of sixty (60) days from the date of this prospectus supplement, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our shares of common stock; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our shares of common stock; (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) is to be settled by delivery of our shares of common stock or such other securities, in cash or otherwise. However, we will not be precluded from selling over 25% of our outstanding common stock to a strategic investor, so long as such investor agrees not to resell such shares into the public markets during such three month period.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representatives may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may receive customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any further services.

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Stabilization, Short Positions and Penalty Bids

The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares of common stock than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any short position by purchasing shares of common stock in the open market. A short position may be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within twelve (12) months after its transfer to the offeree under this prospectus.

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China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common stock will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of the securites has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

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Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement has not been approved or disapproved by the Israeli Securities Authority, or “ISA,” nor have such been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus supplement; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such shares being declared null and void and in the liability of the entity transferring the shares for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securitiess may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock is conditional upon the execution of an agreement to that effect.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of shares in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument)). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities has been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for the securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”); (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO; or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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LEGAL MATTERS

Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, New York, NY. Certain legal matters will be passed upon for the underwriters by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, NY.

EXPERTS

The financial statements of Advaxis, Inc. as of and for the fiscal years ended October 31, 2018, and 2017 have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. We file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC, free of charge, from our Internet website found at www.advaxis.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus. Our stock is quoted on the Nasdaq Global Select Market under the symbol “ADXS.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

●	our Annual Report on Form 10-K for the fiscal year ended October 31, 2018 filed with the SEC on January 11, 2019;

●	our Definitive Proxy Statement (other than information furnished rather than filed) on Schedule 14A filed with the SEC on January 11, 2019;

●	our Quarterly Report on Form 10-Q filed with the SEC on March 12, 2019; and

●	our Current Reports on Form 8-K filed with the SEC on January 23, 2019, February 7, 2019, February 22, 2019, March 1, 2019, March 12, 2019, March 14, 2019, March 15, 2019 and March 29, 2019.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the related prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus supplement and the related prospectus, but not delivered with this prospectus supplement and the related prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 305 College Road East, Princeton, New Jersey 08540, Attn: Molly Henderson, or by calling (609) 452-9813.

S-25

PROSPECTUS

$250,000,000

Advaxis, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $250,000,000 in the aggregate of any combination of the securities described in this prospectus, from time to time in one or more offerings. We may offer these securities separately or together in units.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities being offered. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “ADXS.” On August 22, 2018, the per share closing price of our common stock as reported on the NASDAQ Global Select Market was $1.47 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves certain risks. See “Risk Factors” on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $250,000,000. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information incorporated into this prospectus or described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.

When we refer to “Advaxis,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Advaxis, Inc., unless otherwise specified.

We own various U.S. federal and foreign trademark registrations and applications, as well as pending and unregistered trademarks and service marks. All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

1

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the Securities and Exchange Commission, or the SEC, annually using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.advaxis.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only. Our stock is quoted on the Nasdaq Global Select Market under the symbol “ADXS.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including exhibits (however, unless specifically indicated, we do not incorporate by reference, whether listed below or filed in the future, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended October 31, 2017 filed with the Commission on December 21, 2017;
●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on February 6, 2018 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended October 31, 2017;
●	our Quarterly Reports on Form 10-Q filed with the Commission on March 12, 2018 and June 7, 2018;
●	our Current Reports on Form 8-K filed with the Commission on December 20, 2017, February 15, 2018, February 21, 2018, February 22, 2018, March 12, 2018, March 21, 2018, April 23, 2018, June 6, 2018, June 8, 2018, July 10, 2018, July 13, 2018, July 17, 2018 and July 30, 2018; and
●	the description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the Commission on October 15, 2013 and under the caption “Description of Securities” in the Registrant’s prospectus, dated as of October 15, 2013, forming a part of the Registration Statement on Form S-1 (Registration No. 333-188637) filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 305 College Road East, Princeton, New Jersey 08540, Attn: Molly Henderson, or by calling (609) 452-9813.

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RISK FACTORS

Investment in our common stock involves risks. You should consider carefully the risk factors set forth below as well as those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended October 31, 2017, as filed with the SEC on December 21, 2017, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC incorporated by reference into this prospectus and other information contained in the applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to Our Common Stock

Our stock price can be volatile, which increases the risk of litigation, and may result in a significant decline in the value of your investment.

The trading price of our common stock is likely to be highly volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. These factors include, but are not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;
●	changes in the market valuations, stock market prices and trading volumes of similar companies;
●	actual or anticipated changes in our net loss or fluctuations in our operating results or in the expectations of securities analysts;
●	the issuance of new equity securities pursuant to a future offering, including potential issuances of preferred stock;
●	general economic conditions and trends;
●	positive and negative events relating to healthcare and the overall pharmaceutical and biotech sector;
●	major catastrophic events;
●	sales of large blocks of our stock;
●	additions or departures of key personnel;
●	changes in the regulatory status of our immunotherapies, including results of our pre-clinical and clinical trials;
●	positive and negative changes in relationships with partners;
●	events affecting the University of Pennsylvania or any of our other current or future collaborators;
●	announcements of new products or technologies, commercial relationships or other events by us or our competitors;
●	regulatory developments in the United States and other countries;
●	failure of our common stock or warrants to be listed or quoted on the Nasdaq Stock Market, NYSE Amex Equities or other national market system;
●	changes in accounting principles; and
●	discussion of us or our stock price by the financial and scientific press and in online investor communities.

In addition, equity markets in general, and the market for biotechnology and life sciences companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. These broad market and industry factors may materially affect the market price of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Due to the volatility of our stock price, we have been and may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s in the future attention and resources from our business.

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

3

In connection with future offerings, we and our directors and executive officers may enter into lock-up agreements for certain periods of time following such offerings. See “Plan of Distribution” below. Upon expiration or earlier release of the lock-up, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.

Future issuances of common stock could further depress the market for our common stock. We expect to continue to incur drug development and selling, general and administrative costs, and to satisfy our funding requirements, we will need to sell additional equity securities, which may be subject to registration rights and warrants with anti-dilutive protective provisions. The sale or the proposed sale of substantial amounts of our common stock or other equity securities in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, new equity securities issued may have greater rights, preferences or privileges than our existing common stock. In addition, we have a significant number of shares of restricted stock, restricted stock units, stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, investors in our common stock may experience further dilution.

If we make one or more significant acquisitions in which the consideration includes stock or other securities, our stockholders’ holdings may be significantly diluted. In addition, stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments upon the achievement of milestones.

We do not intend to pay cash dividends.

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. Any future determination as to the payment of cash dividends on our common stock will be at our Board of Directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our Board of Directors considers to be relevant.

Certain anti-takeover provisions in our charter documents and Delaware law could make a third-party acquisition of us difficult. This could limit the price investors might be willing to pay in the future for our common stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, or control us. These factors could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Our amended and restated certificate of incorporation allows us to issue preferred stock without the approval of our stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock. Our amended and restated bylaws also provide our board of directors with the ability to alter such bylaws without stockholder approval. Any of these provisions could also have the effect of delaying or preventing a change in control.

Risks Related to Our Business

We expect that we will need to raise additional funding to complete the development and commercialization of our product candidates. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit, or terminate our product development efforts or other operations.

We estimate that our current cash, cash equivalents and investments will be sufficient for us to fund our operating expenses and capital expenditure requirements through 2019. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. We will need to raise substantial additional capital to complete the development and commercialization of our product candidates. We will continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Adequate additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed, as a result of insufficient authorized shares or otherwise, could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

4

Our existing and future collaborations are important to our business. If we are unable to establish or manage strategic collaborations, our revenue and drug development may be limited.

Our strategy includes eventual substantial reliance upon strategic collaborations for marketing and commercialization of our clinical product candidates, and we currently rely on strategic collaborations for research, development, marketing and commercialization for some of our immunotherapies. To date, we have been heavily reliant upon third party outsourcing for our clinical trials execution and production of drug supplies for use in clinical trials.

In addition, as discussed below in “Advaxis, Inc.—Cervical Cancer,” we are currently seeking a partner to fund the development and commercialization of axalimogene filolisbac in cervical cancer. If a partner is not found, subject to ongoing discussions with our collaboration partners over our obligations with respect the program, we anticipate winding down the program in a clinically responsible manner. We may incur additional costs in connection with such a wind-down, including in severing our relationship with our collaboration partners. Some of the costs are indeterminable at this time and there is no guarantee that we will be able to wind down the program effectively, which could lead to considerable expense and could negatively affect our financial results.

Establishing strategic collaborations is difficult and time-consuming. Our discussions with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. For example, potential collaborators may reject collaborations based upon their assessment of our financial, clinical, regulatory or intellectual property position. Our current collaborations, as well as any future new collaborations, may never result in the successful development or commercialization of our immunotherapies or the generation of sales revenue. To the extent that we have entered or will enter into co-promotion or other collaborative arrangements, our product revenues are likely to be lower than if we directly marketed and sold any products that we may develop.

Management of our relationships with our collaborators requires:

●	significant time and effort from our management team;
●	financial funding to support said collaboration;
●	coordination of our research and development programs with the research and development priorities of our collaborators; and
●	effective allocation of our resources to multiple projects.

In addition, our existing collaborations, and any future collaborations we may enter into, may pose a number of risks, including the fact that:

●	we will not directly control the amount or timing of resources devoted by our collaborators to activities related to our immunotherapies;
●	our collaborators may not commit sufficient resources to our research and development programs or the commercialization, marketing or distribution of our immunotherapies;
●	our collaborators may not perform their obligations as expected;
●	our collaborators may fail to comply with applicable regulatory requirements regarding the development, manufacture, distribution or marketing of a product candidate or product;
●	our collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us;
●	our collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products and product candidates, or product candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which in either case may cause our collaborators to cease to devote resources to us;
●	if we fail to make required milestone or royalty payments to our collaborators or to observe other obligations in our agreements with them, our collaborators may have the right to terminate those agreements;
●	our collaborators may seek to renegotiate agreements we have entered into, or may disagree with us about the terms and implementation of these agreements;
●	disagreements with our collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or terminations of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;
●	our collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in a manner that may invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation; and
●	our collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability.

5

If any of the above risks develop into actual events, it may result in considerable expense to us and could negatively affect our drug development, revenue and financial results.

We are subject to numerous risks inherent in conducting clinical trials.

We outsource the management of our clinical trials to third parties. Agreements with clinical research organizations, clinical investigators and medical institutions for clinical testing and data management services, place substantial responsibilities on these parties that, if unmet, could result in delays in, or termination of, our clinical trials. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these clinical investigators, medical institutions or other third parties do not carry out their contractual duties or regulatory obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, our clinical trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for, or successfully commercialize, our agents. We are not certain that we will successfully recruit enough patients to complete our clinical trials nor that we will reach our primary endpoints. Delays in recruitment, lack of clinical benefit or unacceptable side effects would delay or prevent the initiation of future development of our agents. We or our regulators may suspend or terminate our clinical trials for a number of reasons. We may voluntarily suspend or terminate our clinical trials if at any time we believe they present an unacceptable risk to the patients enrolled in our clinical trials or do not demonstrate clinical benefit. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials, or place our products on temporary or permanent hold, at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the patients enrolled in our clinical trials. For example, our Phase 1/2 trial of axalimogene filolisbac in combination with durvalumab for the treatment of patients with metastatic squamous or non-squamous carcinoma of the cervix and metastatic HPV-associated SCCHN was placed on clinical hold by FDA on March 9, 2018, following its review of a safety report regarding a Grade 5 Serious Adverse Event occurring on February 27, 2018 and involving respiratory failure which followed a sixth combination cycle (11th dose of axalimogene filolisbac, 21st dose of durvalumab) in the trial. Although this has been a single event in our development of axalimogene filolisbac to date, we agreed on new guidelines for the early detection and treatment of such rare events with the FDA that will be implemented for all axalimogene filolisbac programs. As development of axalimogene filolisbac continues we may find that this event is not as rare as our experience to date indicates, our development of axalimogene filolisbac may be put on clinical hold by regulatory authorities or terminated voluntarily by us for safety concerns.

Our clinical trial operations are subject to regulatory inspections at any time. If regulatory inspectors conclude that we or our clinical trial sites are not in compliance with applicable regulatory requirements for conducting clinical trials, we may receive reports of observations or warning letters detailing deficiencies, and we will be required to implement corrective actions. If regulatory agencies deem our responses to be inadequate, or are dissatisfied with the corrective actions we or our clinical trial sites have implemented, our clinical trials may be temporarily or permanently discontinued, we may be fined, we or our investigators may be precluded from conducting any ongoing or any future clinical trials, the government may refuse to approve our marketing applications or allow us to manufacture or market our products, and we may be criminally prosecuted. The lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval for our product candidates, which would materially harm our business, results of operations and prospects.

The recently enacted tax reform bill could adversely affect our business and financial condition.

On December 22, 2017, President Trump signed into law the “Tax Cuts and Jobs Act,” or the TCJA, which significantly amends the Internal Revenue Code of 1986. The TCJA, among other things, reduces the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limits the tax deduction for interest expense to 30% of adjusted earnings, eliminates net operating loss carrybacks, imposes a one-time tax on offshore earnings at reduced rates regardless of whether they are repatriated, allows immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifies or repeals many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions generally referred to as “orphan drugs”). We continue to examine the impact these changes may have on our business. Notwithstanding the reduction in the corporate income tax rate, the overall impact of the TCJA is uncertain and our business and financial condition could be adversely affected. The impact of the TCJA on holders of our common stock is also uncertain and could be adverse. This prospectus does not discuss the TCJA or the manner in which it might affect us or purchasers of our common stock. We urge our stockholders to consult with their legal and tax advisers with respect to the TCJA and the potential tax consequences of investing in our common stock.

6

We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. We can face criminal liability and other serious consequences for violations which can harm our business.

We are subject to U.S. export control and economic sanctions laws and regulations and other restrictions on international trade. As such, we are required to export our technology, products, and services in compliance with those laws and regulations. If we export our technology, products, or services, the exports may require authorizations, including a license, a license exception or other appropriate government authorization. In addition, the United States and other governments and their agencies impose sanctions and embargoes on certain countries, their governments and designated parties, which may prohibit the export of certain technology, products, and services to such persons altogether.

We are also subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and possibly other state and national anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, third-party intermediaries, and other associated persons from authorizing, promising, offering, providing, soliciting, or accepting directly or indirectly, improper payments or benefits to or from any person whether in the public or private sector. We have direct or indirect interactions with officials and employees of government agencies. We can be held liable for the corrupt or other illegal activities of our employees, representatives, contractors, business partners, and agents, in violation of U.S. and applicable foreign anti-corruption, export, import, sanctions, or anti-money laundering laws and regulations, even if we do not explicitly authorize or have actual knowledge of such activities.

Any violation of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences.

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SPECIAL CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned discovery and development of drug candidates, the strength and breadth of our intellectual property, our ongoing and planned preclinical studies and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, the degree of clinical utility of our product candidates, particularly in specific patient populations, expectations regarding clinical trial data, our results of operations, financial condition, liquidity, prospects, growth and strategies, the length of time that we will be able to continue to fund our operating expenses and capital expenditures, our expected financing needs and sources of financing, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

Some of the factors that we believe could cause actual results to differ from those anticipated or predicted include:

●	the success and timing of our clinical trials, including patient accrual;
●	our ability to obtain and maintain regulatory approval and/or reimbursement of our product candidates for marketing;
●	our ability to obtain the appropriate labeling of our products under any regulatory approval;
●	our plans to develop and commercialize our products;
●	the successful development and implementation of our sales and marketing campaigns;
●	the change of key scientific or management personnel;
●	the size and growth of the potential markets for our product candidates and our ability to serve those markets;
●	our ability to successfully compete in the potential markets for our product candidates, if commercialized;
●	regulatory developments in the United States and other countries;
●	the rate and degree of market acceptance of any of our product candidates;
●	new products, product candidates or new uses for existing products or technologies introduced or announced by our competitors and the timing of these introductions or announcements;
●	market conditions in the pharmaceutical and biotechnology sectors;
●	our available cash;
●	any stockholder dilution that will result from future capital raising efforts and the exercise or conversion, as applicable, of our outstanding options and warrants;
●	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;
●	our ability to obtain additional funding;
●	our ability to obtain and maintain intellectual property protection for our product candidates;
●	the success and timing of our preclinical studies including investigational new drug application, or IND, enabling studies;
●	the ability of our product candidates to successfully perform in clinical trials;
●	our ability to establish and manage strategic collaborations;
●	our ability to initiate trials, enroll our trials, obtain and maintain approval of our product candidates;
●	our ability to manufacture and the performance of third-party manufacturers;
●	the performance of our clinical research organizations, clinical trial sponsors and clinical trial investigators; and
●	our ability to successfully implement our strategy.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus. You should also read carefully the factors described in the “Risk Factors” section of this prospectus and of our Annual Report on Form 10-K for the year ended October 31, 2017, as filed with the SEC on December 21, 2017, or in our subsequent filings with the SEC incorporated by reference herein to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third-parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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ADVAXIS, INC.

We are a late-stage biotechnology company focused on the discovery, development and commercialization of proprietary Listeria monocytogenes, or Lm, based antigen delivery products. We are using our Lm platform directed against tumor-specific targets in order to engage the patient’s immune system to destroy tumor cells. Through a license from the University of Pennsylvania, we have exclusive access to this proprietary formulation of attenuated Lm called Lm Technology. Our proprietary approach deploys a unique mechanism of action that redirects the immune system to attack cancer in three distinct ways by:

●	Alerting and training the immune system by activating multiple pathways in antigen-presenting cells, or APCs, with the equivalent of multiple adjuvants;
●	Attacking the tumor by generating a strong, cancer-specific T cell response; and
●	Breaking down tumor protection through suppression of the protective cells in the tumor microenvironment that shields the tumor from the immune system, enabling the activated T cells to begin working to eliminate the tumor.

During the second fiscal quarter, in an effort to maximize stockholder value and reduce operating expenses, we began assessing the clinical and commercial viability of our R&D programs in order to determine which were best suited for internal development and which were better suited for external development opportunities. In particular, we announced plans to take the following actions:

●	Minimize future investment in cervical cancer and focus on potential partnership opportunities. While our lead Human Papillomavirus, or HPV, program, axalimogene filolisbac, has shown meaningful clinical efficacy and supports the manageable safety profile of our Lm platform in HPV-related cancers, we plan to expand our search for a U.S. and/or European partner who will take on all development and commercialization activities and costs related to the HPV program. In the event no partner emerges, we intend to wind down the ongoing trial in high-risk, locally advanced cervical cancer (AIM2CERV) and not conduct the PD-1 combination trial in metastatic cervical cancer (ADVANCE), which has yet to be initiated.
●	Evaluate cost effective ways to invest in axalimogene filolisbac in head-and-neck cancer through internal or external partnerships, or both.
●	Determine, in the first quarter of 2019, a path forward for our program related to our ongoing trial in metastatic prostate cancer with ADXS-PSA in combination with KEYTRUDA® (pembrolizumab), Merck & Co.’s, or Merck’s, anti PD-1 antibody, which early clinical data have proven worthy of continued evaluation.
●	Increase internal investment in our ADXS-NEO and ADXS-HOT programs, both of which target neoantigens, which are antigens encoded by tumor-specific mutated genes, a potentially transformational, next-generation approach to treating cancer.

In addition, on June 7, 2018, we announced that we would be implementing a reduction in force to align our staffing needs with our new strategy. The reduction involved the elimination of approximately 24% of our work force to better align our resources with our strategy outlined above.

ADXS-HOT

We are currently prioritizing product development in the most prevalent cancers, with the first tumor type to be non-small cell lung cancer, or NSCLC. On July 30, 2018, we announced the U.S. Food and Drug Administration’s, or FDA’s, allowance of our ADXS-HOT IND in NSCLC. We plan to commence a first-in-human trial in NSCLC in 2018. We plan to submit additional INDs for the ADXS-HOT program with prostate cancer in 2018 and bladder cancer in 2019, as well as a fourth ADXS-HOT drug candidate to be selected from breast, colorectal, ovarian or head and neck cancers.

ADXS-HOT preclinical data was presented in a poster presentation at the 2018 Annual Meeting of the American Association of Cancer Research, or AACR. The study, entitled “Targeting Shared Hotspot Cancer Mutations with a Listeria monocytogenes Immunotherapy Induce Potent Anti-Tumor Immunity” demonstrated that the ADXS-HOT platform could effectively target common (public or shared) mutations (hotspots) and control tumor growth with both single and multi-target constructs.

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ADXS-NEO

On August 1, 2016, we entered into a global agreement, or the Amgen Agreement, with Amgen Inc., or Amgen, for the development and commercialization of ADXS-NEO, a novel, preclinical investigational immunotherapy, using our proprietary Listeria monocytogenes attenuated bacterial vector, which activates a patient’s immune system to respond against unique mutations, or neoepitopes, contained in and identified from an individual patient’s tumor. Under the terms of the Amgen Agreement, Amgen received an exclusive worldwide license to develop and commercialize ADXS-NEO. Under the Amgen Agreement, Amgen made an upfront payment to us of $40 million and purchased an additional $25 million of our common stock. Amgen will fund the clinical development and commercialization of ADXS-NEO while we will retain manufacturing responsibilities. We will collaborate with Amgen through a joint steering committee for the development and commercialization of ADXS-NEO. We will also receive development, regulatory and sales milestone payments of up to $475 million and high single-digit to double-digit royalty payments based on worldwide sales.

Preclinical findings in our ADXS-NEO program were discussed in poster presentations at the 2018 AACR Annual Meeting. Additionally, portions of these data were presented by Amgen at a podium presentation during the European Neoantigen Summit 2018.

The first study, as discussed in a poster presentation at the AACR 2018 Annual Meeting, entitled “Neoantigens that fail to elicit measurable T cell responses following peptide immunization can control tumor growth when delivered using a Listeria-based immunotherapy platform,” showed that ADXS-NEO generates T cell responses against neoantigen peptides that control tumor growth, even when they were identified as “non-immunogenic” using a conventional peptide-adjuvant immunization.

In the second study, discussed in a poster presentation at the AACR 2018 Annual Meeting entitled “Targeting frameshift mutations with a Listeria monocytogenes immunotherapy drives neoantigen-specific antitumor immunity in MC38 and CT26 mouse tumor models,” Our Lm platform was shown to target frameshift mutations and generate T cells to multiple neoantigens per frameshift in these models. This data highlighted the physical capacity of our Lm platform and its ability to target frameshift mutations of greater than 90 amino acids, and to generate T cells to multiple neoantigens per frameshift in tumor mouse models.

The initial tumor types for the ADXS-NEO Phase 1 trial are microsatellite stable colorectal cancer, head and neck cancer, and NSCLC. On June 11, 2018, we announced that the first patient, being treated for metastatic NSCLC, was dosed in our ADXS-NEO Phase 1 trial.

ADXS-PSA

We are conducting a Phase 1/2, open-label, multicenter, dose determination and expansion trial in collaboration with Merck evaluating the safety and efficacy of ADXS-PSA as a monotherapy and in combination with KEYTRUDA® in patients with previously treated metastatic, castration-resistant prostate cancer. We presented data at the 2018 American Society of Clinical Oncology, or ASCO, annual meeting. ADXS-PSA was tested alone or in combination with KEYTRUDA in an advanced and heavily pretreated patient population who had progressed on androgen deprivation therapy. A total of 13 and 37 patients were evaluated on monotherapy and combination therapy, respectively. Overall, the safety profile was consistent with findings from prior clinical studies using the Lm platform. Treatment-related adverse events were mostly mild or moderate constitutional symptoms such as fever, chills, rigors, hypotension, nausea and fatigue, consistent with immune activation and manageable with standard care. There were no new toxicities observed with the combination therapy. In all treated patients, those who received the combination therapy experienced the longest overall survival, or OS, at data cut-off. Additional efficacy related data include:

●	Median overall survival had not been reached in the combination arm after 13 months of follow-up (95%CI 7.16-NR), and was 7.79 months (95%CI 3.52-11.9) in the monotherapy arm.
●	56.8% of patients on combination therapy and 38.5% of patients on monotherapy did not experience disease progression.
●	The percentage of patients with prostate-specific antigen, or PSA, declines from baseline in the combination therapy arm was 40.5%, and 15.4% in the monotherapy arm.
●	In all treated patients, an improvement in survival was observed in patients with PSA declines from baseline of 50% or greater vs. those with PSA declines of less than 50%. There were 7 patients in the combination arm with 50% or greater declines in PSA from baseline, and none in the monotherapy arm.

HPV Related Cancers

We have several programs in HPV-related cancers based on axalimogene filolisbac, an Lm –based antigen delivery product designed to target cells expressing HPV. Axalimogene filolisbac is currently under investigation in three HPV-associated cancers: cervical cancer, head and neck cancer, and anal cancer, either as a monotherapy or in combination with other therapies, and has shown encouraging safety and efficacy in numerous clinical studies to date.

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Cervical Cancer

We completed a randomized Phase 2 clinical study (Lm -LLO-E7-15), conducted exclusively in India, in 110 women with recurrent/refractory cervical cancer. The final results showed that 34.9% (38/109) of patients were alive at 12 months, 24.8% (27/109) of patients were Long-term Survivors, or LTS, alive greater than 18 months. Of the 15 patients consenting to further follow-up beyond 18 months, 12 (or 11%) achieved 24-month OS status (range 24 – 34+ months) at the time of study closure. Axalimogene filolisbac was found to be well tolerated with the majority of the AEs were mild to moderate in severity (566 of 704 reported adverse events, or 80.4%) and were not related to study drug (539 of 704 reported AEs, 76.6%). These data were published in the May 2018 edition of the peer-reviewed International Journal of Gynecological Cancer.

We also previously reported results from a Phase 2 clinical study (GOG-0265) in 50 patients, which showed a 12-month overall survival rate (primary efficacy endpoint) of 38% (n=19/50) in women with persistent, recurrent or metastatic carcinoma of the cervix, representing a 55% improvement over a model-predicted 12-month overall survival rate of 24.5%. As more than half of the women treated in this study had received multiple prior lines of therapy including with bevacizumab treatment, the 38% 12-month overall survival rate was unprecedented when compared against historical data. We continue to believe that the results from the GOG-0265 study are clinically meaningful and provide proof-of-concept that axalimogene filolisbac demonstrated clinical activity in metastatic cervical cancer.

Our ongoing Phase 3 trial, AIM2CERV or “Advaxis Immunotherapy 2 Prevent Cervical Recurrence, is evaluating axalimogene filolisbac in patients with high-risk, locally advanced cervical. The study is being conducted under a Special Protocol Assessment, and has been determined by the FDA to be adequate, well-designed, and suitable for registration if successful. This study is being conducted in collaboration with the GOG/NRG Oncology, and we have initiated the AIM2CERV study to support a Biologics License Application submission in the United States and regulatory registration in other territories around the world.

AIM2CERV is a double-blind, randomized, placebo-controlled, Phase 3 study of adjuvant axalimogene filolisbac, following primary chemoradiation treatment of women with high-risk locally advanced cervical cancer, or HRLACC. The primary objective of AIM2CERV is to compare the disease free survival of axalimogene filolisbac to placebo administered in the adjuvant setting following standard concurrent chemotherapy and radiotherapy administered with curative intent to patients with HRLACC. Secondary endpoints include examining overall survival and safety. Our goal is to develop a treatment to prevent or reduce the risk of cervical cancer recurrence after primary, standard of care, treatment in women who are at high risk of recurrence. The study is active in fourteen countries with 129 sites open to date.

In February 2018, we submitted a conditional marketing authorization application, or MAA, to the European Medicines Agency’s, or EMA, Committee for our lead Lm Technology product candidate, axalimogene filolisbac, for the treatment of adult women who progress beyond first-line therapy of persistent/recurrent metastatic cervical cancer, or PRmCC. The MAA submission was primarily based on data from the GOG-0265 study, as well as supportive data from other clinical trials evaluating axalimogene filolisbac and was validated by the EMA in March 2018.

On July 10, 2018, we announced plans to withdraw our conditional MAA based on EMA feedback following its initial review indicating the application will likely need additional data to support a conditional approval. We continue to believe the results from the GOG-0265 study are clinically meaningful and provide proof-of-concept that axalimogene filolisbac demonstrated clinical activity in metastatic cervical cancer. The withdrawal of this application does not impact the ongoing clinical trials of axalimogene filolisbac. We are seeking a U.S. and/or European partner to fund the development and commercialization of axalimogene filolisbac in cervical cancer including the completion of the AIM2CERV study. If a partner is not found, subject to ongoing discussions with our collaboration partners over our obligations with respect the program, we anticipate winding down the program in a clinically responsible manner. We may incur additional costs in connection with such a wind-down, including in severing our relationship with our collaboration partners, some of which are indeterminable at this time and there is no guarantee that we will be able to wind down the program effectively.

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MedImmune Collaboration

We have a clinical trial collaboration agreement with MedImmune, the global biologics research and development arm of AstraZeneca, and are conducting a Phase 1/2, open-label, multicenter, two-part study to evaluate the safety and efficacy of axalimogene filolisbac in combination with MedImmune’s investigational anti-PD-L1 immune checkpoint inhibitor, durvalumab, as a combination treatment for patients with metastatic squamous or non-squamous carcinoma of the cervix and metastatic HPV-associated SCCHN. The dose-escalation part of this study has been completed. We have commenced enrollment in the Part A (20 patients with SCCHN) and B (90 patients with cervical cancer) expansion phases; however, this trial was placed on clinical hold by FDA on March 9, 2018, following its review of a safety report regarding a Grade 5 Serious Adverse Event occurring on February 27, 2018 and involving respiratory failure which followed a sixth combination cycle (11th dose of axalimogene filolisbac, 21st dose of durvalumab) in the trial. Over 430 patients have received axalimogene filolisbac, and approximately 1,259 doses have been delivered across multiple trials in HPV-associated cancers, to date, and this is the first time we have seen this type of event. New guidelines for the early detection and treatment of such rare events were agreed to with the FDA and will be implemented for all axalimogene filolisbac programs. Enrollment and dosing in all other Advaxis and durvalumab clinical programs were not affected by the clinical hold. On July 13, 2018, we announced that the FDA lifted its clinical hold for this trial.

BMS Collaboration

We entered into a clinical development collaboration agreement with Bristol-Myers Squibb to evaluate their PD-1 immune checkpoint inhibitor, OPDIVO® (nivolumab), in combination with axalimogene filolisbac as a potential treatment option for women with metastatic cervical cancer. The ADVANCE trial was planned to evaluate this combination regimen in women with persistent, recurrent or metastatic (squamous or non-squamous cell) carcinoma of the cervix who have failed at least one prior line of systemic chemotherapy. Under the terms of the agreement, each party would bear its own internal costs and provide its immunotherapy agents. This trial has not yet been initiated as the Company is seeking a U.S. and/or European partner to fund the cervical cancer program. If a partner is not found, the study will not be initiated.

Head-and-Neck Cancer

We have entered into a clinical trial collaboration agreement with MedImmune to collaborate on a Phase 1/2, open-label, multicenter, two part trial to evaluate safety and efficacy of axalimogene filolisbac, in combination with durvalumab (MEDI4736), for patients with metastatic squamous or non-squamous carcinoma of the cervix and metastatic HPV-associated squamous cell carcinoma of the head and neck, or SCCHN. Part 1 of this trial is complete, and we have commenced enrollment in the Part A (20 patients with SCCHN) and B (90 patients with cervical cancer) expansion phases; however, this trial was placed on clinical hold as detailed above. New guidelines for the early detection and treatment of such rare events were agreed to with the FDA and will be implemented for this combination study. On July 13, 2018, we announced that FDA lifted its clinical hold for this trial.

We are evaluating opportunities to conduct a capital-efficient trial evaluating axalimogene filolisbac in head-and-neck cancer and are in discussions with third parties about a potential study.

Company Information

We were originally incorporated in the State of Colorado on June 5, 1987 under the name Great Expectations, Inc. We were a publicly-traded “shell” company without any business until November 12, 2004 when we acquired Advaxis, Inc., a Delaware corporation, through a Share Exchange and Reorganization Agreement, dated as of August 25, 2004, which we refer to as the Share Exchange, by and among Advaxis, the stockholders of Advaxis and us. As a result of the Share Exchange, Advaxis became our wholly owned subsidiary and our sole operating company. On December 23, 2004, we amended and restated our articles of incorporation and changed our name to Advaxis, Inc. On June 6, 2006, our stockholders approved the reincorporation of our company from Colorado to Delaware by merging the Colorado entity into our wholly owned Delaware subsidiary. Our date of inception, for financial statement purposes, is March 1, 2002 and we were uplisted to Nasdaq in 2013. Our common stock is traded on the Nasdaq Global Select Market under the symbol “ADXS.”

Our principal executive offices are located at 305 College Road East, Princeton, New Jersey 08540 and our telephone number is (609) 452-9813. We maintain a corporate website at www.advaxis.com which contains descriptions of our technology, our product candidates and the development status of each drug. We are not including the information on our website as a part of, nor incorporating it by reference into, this prospectus supplement or the accompanying prospectus. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, including the conduct of one or more clinical trials, potential strategic acquisitions of complementary businesses, services or technologies, expansion of our technology infrastructure and capabilities, working capital, capital expenditures and general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods shown. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus. As of the date of this prospectus, we have no preferred shares outstanding and paid no dividends on preferred shares during the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges presented below.

	Years Ended October 31,					Nine Months Ended
	2017	2016	2015	2014	2013	July 31, 2018
Ratio of earnings (loss) to fixed charges	N/A	N/A	N/A	N/A	N/A	N/A

For purposes of calculating the ratios in the table above, earnings consist of net loss before income taxes. Fixed charges include interest expense on indebtedness and an estimate of the interest expense within rental expense.

Due to our net losses for the years ended October 31, 2017, 2016, 2015, 2014 and 2013 and for the nine months ended July 31, 2018, earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the years ended October 31, 2017, 2016, 2015, 2014 and 2013 and for the nine months ended July 31, 2018 was approximately $97.8 million, $76.1 million, $48.6 million, $18.9 million, $20.7 million and $47.8 million, respectively.

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SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

●	shares of common stock;
●	shares of preferred stock;
●	debt securities;
●	warrants for the purchase of common stock, preferred stock or debt securities; and
●	units consisting of any combination of the other types of securities described in this prospectus.

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security, including the offering price and the net proceeds to us, will be described in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We refer in this section to our Amended and Restated Certificate of Incorporation as our “certificate of incorporation”, and we refer to our Amended and Restated Bylaws as our “bylaws.” The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Under our certificate of incorporation, we are authorized to issue a total of 95,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share. As of August 22, 2018, we had issued and outstanding 52,823,483 shares of our common stock and no shares of preferred stock outstanding. There were approximately 93 holders of record.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All outstanding shares are fully-paid and non-assessable.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ADXS.” On August 22, 2018, the closing price for our common stock, as reported on the Nasdaq Global Select Market, was $1.47 per share.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004.

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of our company, which might harm the market price of our common stock. See also “Antitakeover Effects of Delaware Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws—Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws—Undesignated preferred stock” below.

If a specific series of preferred stock is offered under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;
●	the number of shares offered, the liquidation preference per share and the purchase price;
●	the liquidation preference per share;

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●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any, of the preferred stock;
●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
●	restrictions on transfer, sale or other assignment, if any;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Advaxis; and
●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Advaxis.

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to receive ratably such dividends and other distributions of cash or any other right or property as may be declared by our board of directors out of our assets or funds legally available for such dividends or distributions.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of our common stock do not have a cumulative voting right, which means that the holders of more than one-half of the outstanding shares of common stock, subject to the rights of the holders of the preferred stock, if any, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of one-third of the outstanding shares of common stock is present in person or proxy.

Liquidation and Dissolution

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock (if any) before we may pay distributions to the holders of common stock.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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●	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation and bylaws, as applicable, among other things:

●	provide our board of directors with the ability to alter its bylaws without stockholder approval; and
●	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

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DESCRIPTION OF DEBT SECURITIES

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

●	do not limit the amount of debt securities that we may issue;
●	allow us to issue debt securities in one or more series;
●	do not require us to issue all of the debt securities of a series at the same time;
●	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and
●	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other senior unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities — Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

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The prospectus supplement for each offering will provide the following terms, where applicable:

●	the title of the debt securities and whether they are senior or subordinated;
●	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;
●	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;
●	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;
●	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
●	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;
●	the date or dates, or the method for determining the date or dates, from which interest will accrue;
●	the dates on which interest will be payable;
●	the record dates for interest payment dates, or the method by which such dates will be determined;
●	the persons to whom interest will be payable;
●	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
●	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;
●	the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;
●	where the debt securities may be surrendered for registration of transfer or conversion or exchange;
●	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
●	the times, prices and other terms and conditions upon which we may redeem the debt securities;
●	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;
●	the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in U.S. dollars;
●	whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;
●	whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;
●	whether the debt securities will be in registered form, bearer form, or both, and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;
●	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;
●	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;
●	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;
●	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;
●	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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●	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;
●	whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;
●	the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;
●	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;
●	if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;
●	the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;
●	any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;
●	applicable CUSIP numbers; and
●	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the U.S. federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “Description of Debt Securities — Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Our governing instruments do not define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

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Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

●	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and
●	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;
●	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and
●	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

●	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;
●	after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and
●	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as described under “Description of Debt Securities — Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (i) all taxes, assessments and governmental charges levied or imposed on us, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

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Provision of financial information. The indentures require us to (i) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (iii) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (i) and (ii) above, and (iv) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any of our additional covenants relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

●	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;
●	default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series for five business days at its stated maturity;
●	default in making any sinking fund payment as required for any debt security of such series for five business days;
●	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;
●	a default under any bond, debenture, note, mortgage, indenture or instrument:

(a)	having an aggregate principal amount of at least $30,000,000; or
(b)	under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us, if we are directly responsible or liable as obligor or guarantor,

if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

●	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
●	any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

●	we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
●	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

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The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

●	in the payment of the principal, any premium or make-whole amount, or interest;
●	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or
●	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

●	is in conflict with any law or the applicable indenture;
●	may involve the trustee in personal liability; or
●	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

●	change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;
●	reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;
●	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;
●	change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;
●	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;
●	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and
●	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

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The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

●	to evidence the succession of another person to us as obligor under such indenture;
●	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;
●	to add events of default for the benefit of the holders of all or any series of debt securities;
●	to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, or (ii) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;
●	to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;
●	to secure the debt securities;
●	to establish the form or terms of debt securities of any series;
●	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;
●	to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and
●	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

●	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;
●	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;
●	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and
●	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

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Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

●	there shall be no minimum quorum requirement for such meeting; and
●	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

●	either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

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●	we have paid or caused to be paid all other sums payable; and
●	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

●	to defease and be discharged from any and all obligations with respect to such debt securities; or
●	to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

●	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or
●	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

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When we use the term “conversion event,” we mean the cessation of use of:

●	a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;
●	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or
●	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event that (i) we effect covenant defeasance with respect to any debt securities and (ii) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers or directors.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
●	the terms of any rights to redeem or call the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	U.S. Federal income tax consequences applicable to the warrants; and
●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;
●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
●	exercise any rights as stockholders of Advaxis.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is a:

●	limited-purpose trust company organized under the New York Banking Law;
●	“banking organization” within the meaning of the New York Banking Law;
●	member of the Federal Reserve System;
●	“clearing corporation” within the meaning of the New York Uniform Commercial Code; and
●	“clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

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Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time in short or long transactions pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and
●	the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the securities offered as agreed upon by us and the sales agent. We will designate the maximum amount of securities to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated securities. We may instruct the sales agent not to sell securities if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of securities under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of securities under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell securities to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell securities to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The name of any such underwriter or agent involved in the offer and sale of securities, the amounts underwritten and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

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LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Goodwin Procter LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements of Advaxis, Inc. as of October 31, 2017 and 2016, and for the years ended October 31, 2017, 2016 and 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of Marcum LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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                 Shares

Common Stock

Prospectus Supplement

A.G.P.

          , 2019